EXHIBIT 10.2

S1 BIOPHARMA, INC.

2014 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

S1 Biopharma, Inc. (the “Company”) hereby grants to [                    ] (the “Optionee”) an option (the “Option”) to purchase a total of [                  ] shares of Common Stock of the Company (the “Option Shares”), at the price and on the terms set forth herein, and in all respects subject to the terms, definitions and provisions of the S1 Biopharma, Inc. 2014 Equity Incentive Plan (the “Plan”) applicable to non-qualified stock options, which terms and provisions are hereby incorporated by reference herein.  Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings when used herein.

1.                                      Nature of the Option.  This Option is intended to be a nonstatutory stock option and is not intended to be an Incentive Stock Option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or to otherwise qualify for any special tax benefits to the Optionee.

2.                                      Date of Grant; Term of Option.  This Option is granted this [            ] day of [                , 20    ] (the “Date of Grant”) and it may not be exercised later than the date that is ten (10) years after the Date of Grant, subject to earlier termination, as provided in the Plan or Section 5 hereof.  For purposes of this Agreement, the term “Effective Date of Grant” shall mean [                    , 20    ].

3.                                      Option Exercise Price.  The Option exercise price is [$              ]  per Share.

4.                                      Exercise of Option.  This Option shall be exercisable during its term and only in accordance with the terms and provisions of the Plan and this Award Agreement as follows:

(a)                                 Right to Exercise.

(i)                                     In General.  Subject to Section 4(a)(ii) of this Option, the Option will vest and become exercisable according to the following schedule:

[INSERT APPLICABLE VESTING SCHEDULE].

(ii)                                  Accelerated Vesting on Change in Control.  In the event of a Change in Control, the Option will vest and become fully exercisable with respect to all then unvested Option Shares, as of the date of such Change in Control.

(b)                             Method of Exercise.  The Optionee may exercise this Option by providing written notice stating the election to exercise this Option.  Such written notice must be signed by the Optionee and must be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company.  The written notice must be accompanied by payment of the option exercise price in the manner described in Section 4(c), and by any other agreements required by the Board or its Committee and/or the terms of the Plan.  This Option will be deemed to be exercised only upon the receipt by the Company of such written notice, payment of the option exercise price and any other agreements required by the Board or its Committee, the terms of the Plan and/or this Award Agreement.  The Optionee will have no right to vote or receive dividends and will have no other rights as a stockholder with respect to such Shares notwithstanding the exercise of this Option, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate(s) evidencing Shares that are being issued upon exercise of this Option.  The certificate(s) for the Shares will be registered in the name of the Optionee and will contain any legend as may be required under the Plan, this Award Agreement, and/or applicable law.

(c)                                  Method of Payment.  The method of payment of the option exercise price will be determined by the Board or its Committee and may consist entirely of cash, certified check, or such other consideration or method of payment as may be authorized under the Plan, including, if authorized by the Committee, through means of a “net settlement” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

(d)                                 Partial Exercise.  This Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Shares.

(e)                                  Restrictions on Exercise.  This Option may not be exercised if the issuance of these Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.  In addition, as a further condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation.

5.                                      Termination of Relationship with the Company.

(a)                                 Voluntary Termination.  If the Optionee terminates his or her employment with the Company (and its Affiliates, as applicable) for any reason other than death or Disability, the Option (to the extent exercisable at the time of such termination) may be exercised at any time within ninety (90) days after the date of such termination.  To the extent that the Option is not exercisable at the time of such termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(b)                                 Disability.  If the Optionee’s employment by the Company (and its Affiliates, as applicable) terminates due to Disability, the Option (to the extent exercisable at the time of such termination) may be exercised by the Optionee or his or her legal guardian or representative at any time within twelve (12) months after such termination.  To the extent that the Option is not exercisable on the date of termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(c)                                  Death.  If the Optionee’s employment by the Company (and its Affiliates, as applicable) terminates due to his or her death, the Option (to the extent exercisable at the time of such death) will remain exercisable for twelve (12) months after the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance.  To the extent that the Option is not exercisable on the date of death, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(d)                                 Termination Without Cause.  If the Company (or its Affiliate(s), as applicable) terminates Optionee’s employment with the Company (and its Affiliates, as applicable) without Cause, the Option (to the extent exercisable at the time of such termination) may be exercised at any time within ninety (90) days after the date of such termination.  To the extent that the Option is not exercisable at the time of such termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

(e)                                  Termination for Cause.  If the Company (or its Affiliate(s), as applicable) terminates Optionee’s employment with the Company (and its Affiliates, as applicable) for Cause, the Option will then terminate immediately and automatically, and the Optionee shall have no further rights therein.

Notwithstanding any other provision of this Section 5, the Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof.

6.                                      Non-Transferability of Option.  This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Optionee’s lifetime, this Option is exercisable only by the Optionee (or by such Optionee’s legal guardian or representative as provided in Section 5).  Subject to the foregoing and the terms of the Plan, the terms of this Option will be binding upon the executors, administrators, legal guardians, representatives and heirs of the Optionee, meaning for purposes of this Award Agreement, both testamentary heirs and heirs by intestacy.

7.                                      No Continuation of Employment or Engagement.  Neither the Plan nor this Option shall confer upon any Optionee any right to continue in the service of the Company or any of its Affiliates or limit, in any respect, the right of the Company (or its Affiliates, as applicable) to discharge the Optionee at any time, with or without Cause and with or without notice.

8.                                      Withholding.  The Company and its Affiliates reserve the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares.  If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company or its Affiliate, the Optionee (or such other person entitled to exercise this Option pursuant to Section 5 hereof) will pay to the Company or its Affiliate (as applicable) an amount sufficient for the Company or its Affiliate to satisfy any federal, state or local tax withholding requirements applicable to and as a condition to the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

9.                                      The Plan.  The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan, as amended from time to time.  Pursuant to the Plan, the Board or its Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its Committee upon any questions arising under the Plan.

10.                               Spousal Consent.  As a condition to the effectiveness of the grant of the Option, the Optionee’s spouse (if any) is required to execute the attached “Consent of Spouse.”

11.                               Governing Law.  This Award Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

12.                               Amendment.  Subject to the provisions of the Plan, this Award Agreement may be amended at any time by the Company or its delegate; provided, however, that any modification or amendment of this Award Agreement which adversely affects the Optionee shall require the written consent of the Optionee.

13.                               Entire Agreement.  This Award Agreement, together with the Plan and the other exhibits attached thereto or hereto, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of Options to Optionee by the Company.

[signature page follows]

IN WITNESS WHEREOF, this Award Agreement has been executed by the parties on the date(s) indicated below.

S1 BIOPHARMA, INC.

By:

Name:

Title:

Date:

OPTIONEE

Signature

Address

Date:

ACKNOWLEDGMENT

The Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she has read and is familiar with the terms and provisions thereof and hereby accepts this Option subject to all of the terms and provisions of the Award Agreement and the S1 Biopharma, Inc. 2014 Equity Incentive Plan (the “Plan”).  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan.

Date:
Signature of Optionee

Name of Optionee

Address

City, State, Zip Code

CONSENT OF SPOUSE

I,                                              , spouse of [                            ], have read the foregoing Non-Qualified Stock Option Agreement (the “Agreement”). I am aware by the terms of the S1 Biopharma, Inc. 2014 Incentive Plan (the “Plan”) and the Agreement that the transfer of the stock option awarded pursuant to the Agreement (the “Option”) is restricted.  I hereby consent to such restrictions, approve of the provisions of the Agreement, and agree that if I pre-decease my spouse, the successors of my community property or other interest (if any) in such Option or shares will hold such shares subject to the provisions of the Agreement.  In consideration of the grant of the Option as set forth in that Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property.

SIGNATURE OF SPOUSE

DATE